EXHIBIT 24.1

POWER OF ATTORNEY

Each director of Big Lots, Inc. (“Company”) whose signature appears below hereby appoints Charles W. Haubiel II as the undersigned’s attorney to sign, in the undersigned’s name and behalf of and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (“Commission”), the Company’s Registration Statement on Form S-8 (“Registration Statement”) and any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, to register under the Securities Act of 1933, as amended, up to three million common shares, $.01 par value, of the Company to be offered under the Big Lots 2005 Long-Term Incentive Plan; and the Company hereby also appoints Steven S. Fishman as its attorney-in-fact with like authority to sign and file the Registration Statement and any amendments thereto granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitutes may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of the 29th day of May, 2008.

Signature	Title

/s/ Sheldon M. Berman	Director
Sheldon M. Berman

/s/ Jeffrey P. Berger	Director
Jeffrey P. Berger

/s/ David T. Kollat	Director
David T. Kollat

/s/ Brenda J. Lauderback	Director
Brenda J. Lauderback

/s/ Philip E. Mallott	Director
Philip E. Mallott

/s/ Russell Solt	Director
Russell Solt

/s/ James R. Tener	Director
James R. Tener

/s/ Dennis B. Tishkoff	Director
Dennis B. Tishkoff